Exhibit 99(10)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 1, 2024, with respect to the financial statements of the sub-accounts that comprise AuguStarSM Variable Account A (formerly Ohio National Variable Account A), and the related notes (collectively, the financial statements), incorporated herein by reference, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information (File No. 333-134982).

/s/ KPMG LLP

Cincinnati, Ohio

April 25, 2024

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 28, 2024, with respect to the statutory financial statements and financial statement schedules of AuguStar Life Insurance Company, incorporated herein by reference, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information (File No. 333-134982).

/s/ KPMG LLP

Cincinnati, Ohio

April 25, 2024